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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 2007, in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Sirtris Pharmaceuticals, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 30, 2007

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  Exhibit 23.1